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                                                                      Exhibit 99

              @ENTERTAINMENT, INC. RETAINS GOLDMAN, SACHS & CO. TO
                           EVALUATE STRATEGIC OPTIONS

Hartford, CT, May 11, 1999 -- @Entertainment, Inc. (Nasdaq:ATEN) announced today that it has retained Goldman, Sachs & Co to advise its Board of Directors in discussions it is having with potential strategic investors. These discussions could entail the sale of all or part of the company.

The aforementioned remarks contain forward-looking statements that involve risks and uncertainties including without limitation that the transactions under consideration may not be achievable on favorable terms or at all.

@Entertainment, Inc. is the leading provider of pay television services in Poland. The Company owns and operates Polska Telewizja Kablowa (PTK), the largest cable television network in Poland with approximately 948,000 subscribers at March 31, 1999. The Company also owns and operates Wizja TV, Poland's first digital DTH broadcasting service, which was officially launched on September 18, 1998. @Entertainment also owns Wizja TV Spolka Produkcyjna, a company which invests in the Polish television and film industry. @Entertainment is traded on the Nasdaq Stock Exchange Market under the symbol: ATEN.

FOR FURTHER INFORMATION PLEASE CONTACT:

Robert E. Fowler, III                       Chris Plunkett/Mike Smargiassi
Chief Executive Officer                     Brainerd Communicators, Inc.
011-44-171-478-3800                         212-986-6667

Richard Oldworth/Alison Howard
Buchanan Communications
011-44-171-466-5000